As filed with the Securities and Exchange Commission on December 10, 1998.

                                       Registration No. 333-05695
=================================================================

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ----------------------
                  POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     ----------------------
                           ALTA GOLD CO.
     (Exact name of registrant as specified in its charter)

                     ----------------------

             NEVADA                               87-0259249
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.)

   601 WHITNEY RANCH DRIVE, SUITE 10, HENDERSON, NEVADA 89014,
                         (702) 433-8525
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 STOCK OPTION AGREEMENTS BETWEEN
              GERALD METALS, INC. AND ALTA GOLD CO.
             DATED MARCH 28, 1995, AND MAY 31, 1996
                    (Full title of the plan)


                         JOHN A. BIELUN
        SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                601 WHITNEY RANCH DRIVE, SUITE 10
                     HENDERSON, NEVADA 89014
                         (702) 433-8525
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            COPY TO:
                     MICHAEL J. BONNER, ESQ.
                      JOHN C. JEPPSEN, ESQ.
                KUMMER KAEMPFER BONNER & RENSHAW
              3800 HOWARD HUGHES PARKWAY, 7TH FLOOR
                     LAS VEGAS, NEVADA 89109

=================================================================

                        [Alta Gold Logo]


                  DEREGISTRATION OF SECURITIES

     This   Post-Effective  Amendment  No.  1   to   Registration
Statement on Form S-8 (no. 333-05695) (the "Registration Statement") is being filed to deregister 75,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Alta Gold Co. (the "Company").

     The Registration Statement registered 225,000 shares of Common Stock that were issuable by the Company to Gerald Metals, Inc. ("Gerald Metals") upon the exercise of certain stock options granted on March 28, 1995 (150,000 shares) (the "1995 Option"), and on May 31, 1996 (75,000 shares) (the "1996 Option"). To date, all 150,000 shares of Common Stock have been issued to Gerald Metals under the 1995 Option, and no shares of Common Stock have been issued to Gerald Metals under the 1996 Option. On May 15, 1998, the Company granted to Gerald Metals an option (the "New Option") to purchase up to 450,000 shares of Common Stock in consideration for certain consulting and financial services provided to the Company by Gerald Metals. The New Option supercedes and replaces the 1996 Option. Accordingly, no shares will be issued under the 1996 Option. Therefore, the Registration Statement is hereby amended to deregister the 75,000 unissued shares of Common Stock registered under the Registration Statement relating to the 1996 Option.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 1 to Registration
Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada on December 9, 1998.

                                Alta Gold Co.


                                By:              *
                                   ------------------------------
                                    Robert N. Pratt
                                    Chairman of the Board, Chief
                                     Executive Officer and
                                     President



     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form
S-8 has been signed by the following persons in the capacities and on the dates indicated.



         *            Chairman of the Board
--------------------   of Directors, Chief
 Robert N. Pratt       Executive Officer and
                       President
                       (Principal Executive
                       Officer)


/s/ John A. Bielun    Senior Vice President      December 9, 1998
--------------------   and Chief Financial
 John A. Bielun        Officer
                       (Principal Financial
                       and Accounting Officer)


         *            Director
--------------------
 Ralph N. Gilges


         *            Director
--------------------
 Thomas A. Henrie


         *            Director
--------------------
 John A. Keily


         *            Director
--------------------
 Jack W. Kendrick


         *            Director
--------------------
 Thomas D. Mueller


/s/ John A. Bielun    Director                   December 9, 1998
--------------------
John A. Bielun as
Attorney-in-Fact